Exhibit 23.1


Board of Directors
Trevenex Resources, Inc.
Spokane, Washington


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated September 29, 2008, on the financial statements of Trevenex Resources, Inc. as of June 30, 2008 and for the period from December 10, 2007 (inception) through June 30, 2008, and the inclusion of our name under the heading "Experts" in the Form S-1/A Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
--------------------------------
    Williams & Webster, P.S.
    Certified Public Accountants
    Spokane, Washington

    October 22, 2008



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